EXHIBIT 99.2


                                  NEWS RELEASE


Contact:  Skip Boyles
(410) 363-1111


                        SWEETHEART TO BE ACQUIRED BY SOLO

                  PARENT OF LEADING CUP COMPANY AGREES TO SALE


Owings Mills, MD. (December 22, 2003)-- Sweetheart Cup Company Inc. today announced the execution of a definitive agreement for its acquisition by Solo Cup Company of Highland Park, IL. Each company is a leader in manufacturing and distributing disposable foodservice and beverage-related products.

Dennis Mehiel, Chairman and CEO of parent company SF Holdings, said the transaction is expected to close during the first quarter of 2004.

"Two of our industry's strongest organizations will now be on a single team managed by Robert Hulseman and Ron Whaley of Solo Cup Company. I believe the future will be brighter for all of our constituencies as a result" said Mehiel. " This dynamic new company will have a broader reach, a more complete product line and an improved cost basis. Our customers will be better served, our vendors will enjoy growth opportunities and our employees face a more secure future" he added.

Because Solo will acquire SF Holdings, two additional business units are included in the transaction, Hoffmaster tissue and The Fonda Brands private label plate business.

Terms of the transaction, the consummation of which is subject to customary conditions and regulatory approvals, including Solo's receipt of financing, were not disclosed. In connection with the acquisition, all of Sweetheart's outstanding notes will be repurchased or redeemed.

Jefferies and Company acted as the sole financial advisor to SF Holdings in connection with the transaction.
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About Sweetheart Cup

Sweetheart Cup, a subsidiary of SF Holdings Group, Inc., located in Owings Mills, Md., is a leading manufacturer and supplier of single-service foodservice and beverage-related products in paper, plastic, and foam. Sweetheart has three separate business units: Foodservice, Packaging, and Consumer. Foodservice provides products to independent and large national chain restaurants, schools, business and industry foodservice locations, hospitals, lodging, and recreation facilities. Packaging offers a variety of paper and plastic containers for cultured and dairy products. Consumer products, packaged in retail packs, are marketed for at-home consumption in both Sweetheart and private-label brands sold by leading retailers. For more information, visit www.sweetheart.com.

About Solo Cup

Solo Cup Company, headquartered in Highland Park, Ill., is a leading manufacturer of single-use foodservice cups, bowls, plates, cutlery and related items made from plastic, foam and paper. A privately held company established in 1936, it operates 12 manufacturing plants, facilities in Panama, U.K., and Japan, and seven warehouse/distribution centers. Its three channels include Consumer, Foodservice, and International. The Consumer channel sells the full range of products to retailers for direct use by the consumer. The Foodservice channel sells institutional products to organizations such as schools, restaurants, coffee houses and hospitals. The International channel markets retail and institutional products to more than 50 countries. For more information, visit www.solocup.com.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties of other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recent Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.

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